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Exhibit 32.1

Certification of Chief Executive Officer Pursuant to Section 1350 of
Chapter 63 of Title 18 Of The United States Code

        I, J. Patrick Spainhour, the Chief Executive Officer of The ServiceMaster Company, certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The ServiceMaster Company.

/s/ PATRICK SPAINHOUR J. Patrick Spainhour March 30, 2009

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  Exhibit 32.1